Exhibit 23.2

CONSENT OF KIRKPATRICK & LOCKHART NICHOLSON GRAHAM LLP

As counsel to BioElectronics Corporation, we hereby consent to the reference to this firm in the Prospectus which is part of the Registration Statement.

/s/ Kirkpatrick & Lockhart Nicholson Graham LLP

New York, New York

November 21, 2006